UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2006

Western Sierra Bancorp

(Exact name of registrant as specified in its charter)

California	000-25979	68-0390121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Plaza Goldorado Circle, Cameron Park, California		95682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into of Material Definitive Agreement.

On May 3, 2006, Umpqua Holdings Corporation (Umpqua) announced that it has received approval of its Interagency Merger Application from the Federal Deposit Insurance Corporation and the Director of the Oregon Division of Finance and Corporate Securities with respect to the planned merger of Western Sierra Bank, Auburn Community Bank, Central California Bank and Lake Community Bank with and into Umpqua Bank. These regulatory approvals are conditioned upon expiration of a 15-day waiting period, which commenced on April 20, 2006; shareholder approval and no material changes affecting the parties prior to closing.

The transaction remains subject to customary closing conditions including approval by the shareholders of Umpqua and Western Sierra Bancorp at meetings that are scheduled for May 30, 2006.

The press release dated May 3, 2006 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibits.

99.1         Press Release issued May 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Sierra Bancorp

(Registrant)

Date: May 3, 2006	By:	/s/ Patrick J. Rusnak
Patrick J. Rusnak
Executive Vice President and
Chief Operating Officer